Exhibit 21
                                                                      ----------
                           SUBSIDIARIES OF REGISTRANT

                                                                 Jurisdiction of
         Subsidiary                                              Organization
         ----------                                              ---------------
AMREP Southwest Inc.                                             New Mexico
      AMREPCO Inc.                                               Colorado
      Eldorado at Santa Fe, Inc.                                 New Mexico
El Dorado Utilities, Inc.                                        New Mexico
Kable Media Services, Inc.                                       Delaware
      Kable News Company, Inc.                                   Illinois
         Kable Fulfillment Services, Inc.                        Delaware
         Kable Fulfillment Services of Ohio, Inc.                Delaware
         Kable News Company of Canada, Ltd.                      Ontario, Canada
      Kable Distribution Services, Inc.                          Delaware
         Kable News Export, Ltd.                                 Delaware
         Kable News International, Inc.                          Delaware